Silicon Valley Bank

Limited Waiver and

Amendment to Loan Documents

Borrower:             Network Computing Devices, Inc.

Date:                      March 4, 2002

THIS LIMITED WAIVER AND AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated October 29, 2001 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof.  (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

                1.             Waiver of Default.  Silicon and Borrower agree that the Borrower’s existing defaults under the Loan o the Borrower’s failure to comply with the Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement entitled “5.  FINANCIAL COVENANTS (Section 5.1),” for the reporting periods ending November 30, 2001 and December 31, 2001 are hereby waived.  It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

                2.             Modified Credit Limit.  That portion of the Credit Limit set forth in Section 1 of the Schedule to Loan and Security Agreement that currently reads as follows:

An amount not to exceed the lesser of:  (i) $5,000,000 at any one time outstanding (the “Maximum Credit Limit”); or (ii) 60% of the amount of Borrower’s Eligible Receivables (as defined in Section 8 above).

is hereby amended to read as follows:

An amount not to exceed the lesser of:  (i) $2,000,000 at any one time outstanding (the “Maximum Credit Limit”); or (ii) 50% of the amount of Borrower’s Eligible Receivables (as defined in Section 8 above).

                                3.             Modified Tangible Net Worth Financial Covenant.  The Minimum Tangible Net Worth Financial Covenant set forth in that portion of the Schedule to Loan and Security Agreement entitled “5. FINANCIAL COVENANTS (Section 5.1)” which currently reads as follows:

Minimum TangibleNet Worth:	Borrower shall maintain a Tangible Net Worth of not less than the following amounts as of the end of each month during the following periods:

	Dates	Tangible Net Worth
	October 1, 2001 to and including December 31, 2001	$4,500,000

	January 1, 2002 to and including June 30, 2002	$4,000,000

	After June 30, 2002	$4,500,000

is hereby amended to read as follows:

Minimum Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than the following amounts as of the end of each month during the following periods:

January 1. 2002 through and including May 31, 2002: $2,500,000;

June 1, 2002 through and including June 30, 2002: $3,750,000; and

After June 30, 2002: $4,500,000.

                                4.             Fee.  In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $15,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents.  Silicon is authorized to charge said fee to Borrower’s loan account.

                                5.             Representations True.  Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

                                6.             General Provisions.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

NETWORK COMPUTING DEVICES, INC.		SILICON VALLEY BANK

By	Michael A. Garner	By	Arlene Soriano
President or Vice President
		Title	VP Market Manager
By	Rudolph G. Morin
Secretary or Ass’t Secretary